EXHIBIT 10.1

EIGHTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS EIGHTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (the “Amendment”) dated June 17, 2005, by and among PETROQUEST ENERGY, L.L.C., a Louisiana limited liability company (“Borrower”); PETROQUEST ENERGY, INC., a Delaware corporation (“PEI” ); PITTRANS, INC., an Oklahoma corporation (“Pittrans,”); TDC ENERGY, LLC (f/k/a TDC ACQUISITION SUB LLC), a Louisiana limited liability company (“TDC Energy,” who along with PEI and Pittrans are, or will become, a “Guarantor”); JPMORGAN CHASE BANK, N.A. (successor by merger to BANK ONE, N.A. (Main Office Chicago)) (individually as a lender and as agent, “Agent”) and the financial institutions set forth on the signature pages hereto, (“Lenders”).

R E C I T A L S:

     WHEREAS, Borrower, PEI, Agent and Union Bank of California entered into an Amended and Restated Credit Agreement dated May 14, 2003 (which as the same may have been and be amended from time to time is herein called the “Credit Agreement”), pursuant to which Borrower amended and restated a previously existing credit facility dated May 11, 2001; and

     WHEREAS, Union Bank of California has, by Assignment dated December 23, 2003, assigned and conveyed to Agent, as a Lender, all of its interest in the Credit Agreement; and

     WHEREAS, Agent, as a Lender, has by Assignment effective on or about November 7, 2004, assigned and conveyed to certain other financial institutions a portion of its interest in the Credit Agreement; and

     WHEREAS, Borrower, Guarantors, Agent and the Lenders desire to amend the Credit Agreement as herein set forth.

     NOW THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. Except as otherwise provided below, unless the context hereof indicates otherwise, all capitalized terms used herein shall have the same meaning as such capitalized terms are defined in the Credit Agreement.

     (a) The following defined terms set forth in Article I of the Credit Agreement are hereby amended as follows:

“Description of the Notes” means the section titled “Description of the Notes” in each of the Confidential Offering Circular dated May 6, 2005 and the Confidential Offering Circular dated June 3, 2005, each prepared by PEI and the Borrower with respect to the offer and sale of the Senior Notes, copies of which have been made available to the Agent and the Lenders.

“Note Offering” means (i) the offering and sale of Senior Notes pursuant to each of the Confidential Offering Circular dated May 6, 2005 and the Confidential Offering Circular dated June 3, 2005; and (ii) the registered exchange of such Senior Notes for new Senior Notes pursuant to a registration statement filed and effective with the Securities and Exchange Commission.

“Senior Notes” means the senior unsecured promissory notes due 2012 of the Borrower and PEI, as co-issuers, issued May 2005 and June 2005 pursuant to the Senior Notes Indenture, and includes the unsecured guaranties thereof executed from time to time by certain Subsidiaries of PEI and the Borrower, notes (and the guaranties thereof) issued from time to time in exchange for such Senior Notes due 2012 and all reissues and replacements of the foregoing.

“Senior Notes Indenture” means the Indenture dated May 11, 2005, among the Borrower and PEI, as co-issuers, the subsidiary guarantors identified therein and The Bank of New York Trust Company, N.A., as the same may be amended or supplemented from time to time.

     2. Amendments to the Credit Agreement. Upon the date hereof, and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement is hereby amended as follows:

     (a) Section 6.24 General and Administrative Expense Limitation of the Credit Agreement is hereby amended by deleting the section in its entirety and substituting the following:

“6.24 Intentionally Omitted.”

     3. Conditions Precedent to Effectiveness of Amendment. This Amendment shall become effective when, and only when, each of the conditions below have been complied with to the satisfaction of the Agent and the Lenders and the documents required below have been delivered to the Agent and the Lenders:

     (a) Counterparts of this Amendment duly executed by Borrower, Guarantors and Lenders;

     (b) A copy of the resolutions approving this Amendment, and authorizing the transactions contemplated herein or therein duly adopted by the Managers of Borrower, accompanied by a certificate of the duly authorized Secretary of Borrower, that such copy is a true and correct copy of the resolutions duly adopted by the Managers of Borrower, and that such resolutions constitute all the resolutions adopted with respect to such transactions, and have not been amended, modified or revoked in any respect and are in full force and effect as of the date hereof;

     (c) A copy of the resolutions approving this Amendment, and authorizing the transactions contemplated herein or therein duly adopted by the Board of Directors or Members of each Guarantor, as the case may be, accompanied by a certificate of the duly authorized Secretary of such Guarantor, that such copy is a true and correct copy of the resolutions duly adopted by the Board of Directors or Members of such Guarantor, and that such resolutions constitute all the resolutions adopted with respect to such transactions, and have not been amended, modified or revoked in any respect and are in full force and effect as of the date hereof; and

     (d) The closing of the offering and sale of Senior Notes pursuant to the Confidential Offering Circular dated June 3, 2005.

     4. Representations and Warranties of Borrower. Borrower represents and warrants as follows:

     (a) Borrower and Guarantors are each duly authorized and empowered to execute, deliver and perform this Amendment and all other instruments referred to or mentioned herein to which it is a party, and all action on its part requisite for the due execution, delivery and the performance of this Amendment has been duly and effectively taken. This Amendment, when executed and delivered, will constitute valid and binding obligations of Borrower and Guarantors, as the case may be, enforceable against such party in accordance with its terms. This Amendment does not violate any provisions of the Articles of Organization or limited liability agreement of Borrower, the Certificate of Incorporation or By-Laws or other organizational documents of Guarantors, or any contract, agreement, law or regulation to which Borrower or Guarantors are subject, and does not require the consent or approval of any regulatory authority or governmental body of the United States or any state;

     (b) After giving affect to this Amendment, the representations and warranties contained in the Credit Agreement, as amended hereby, and any other Loan Documents executed in connection herewith or therewith are true, correct and complete on and as of the date hereof as though made on and as of the date hereof;

     (c) After giving affect to this Amendment, no event has occurred and is continuing which constitutes a Default or Unmatured Default; and

     (d) When duly executed and delivered, each of this Amendment and the Credit Agreement will be legal and binding obligations of Borrower, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and by equitable principles of general application.

     5. Reference to and Effect on the Loan Documents.

     (a) Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference in the Loan Documents shall mean and be a reference to the Credit Agreement as amended hereby.

     (b) Except as specifically amended above, the Credit Agreement and the Note(s), and all other instruments securing or guaranteeing Borrower’s obligations to Lenders, including the Collateral Documents, as amended (collectively, the “Security Instruments”) shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, the Security Instruments and all collateral described therein do and shall continue to secure the payment of all obligations of Borrower and Guarantors under the Credit Agreement and the Note(s), as amended hereby, and under the other Security Instruments.

     (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lender under any of the Security Instruments, nor constitute a waiver of any provision of any of the Security Instruments.

     6. Delivery of Closing Documents. Borrower shall deliver to the Agent and the Lenders copies of all documentation executed at the closing of the offering and sale of Senior Notes pursuant to the Confidential Offering Circular dated June 3, 2005, certified by an Authorized Officer of Borrower to the effect that such documents are true, correct and complete, within five (5) Business Days after such closing.

     7. Waiver. As additional consideration for the execution, delivery and performance of this Amendment by the parties hereto and to induce Lenders to enter into this Amendment, Borrower and Guarantors each warrants and represents to Lenders that no facts, events, statuses or conditions exist or have existed which, either now or with the passage of time or giving of notice, or both, constitute or will constitute a basis for any claim or cause of action against Lenders or any defense to (i) the payment of any obligations and indebtedness under the Note(s) and/or the Security Instruments, or (ii) the performance of any of its obligations with respect to the Note(s) and/or the Security Instruments, and in the event any such facts, events, statuses or conditions exist or have existed, Borrower unconditionally and irrevocably waives any and all claims and causes of action against Lenders and any defenses to its payment and performance obligations in respect to the Note(s) and the Security Instruments.

     8. Costs and Expenses. Borrower agrees to pay on demand all costs and expenses of Lenders in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for Lenders. In addition, Borrower shall pay any and all fees payable or determined to be payable in connection with the execution and delivery, filing or recording of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save Lenders harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such fees.

     9. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

     10. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

     11. Final Agreement. THIS WRITTEN AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed in multiple counterparts, each of which is an original instrument for all purposes, all as of the day and year first above written.

“Borrower”

PETROQUEST ENERGY, L.L.C.

By:	/s/ Michael O. Aldridge

Michael O. Aldridge, Senior Vice President,
Chief Financial Officer and Treasurer

“Guarantors”

PETROQUEST ENERGY, INC.

By:	/s/ Michael O. Aldridge

Michael O. Aldridge, Senior Vice President, Chief Financial Officer and Treasurer

PITTRANS, INC.

By:	/s/ Michael O. Aldridge

Michael O. Aldridge, Chief Financial Officer

TDC ENERGY LLC f/k/a TDC ACQUISITION SUB LLC

By:	/s/ Michael O. Aldridge

Michael O. Aldridge, Senior Vice President, Chief Financial Officer and Treasurer

“Lenders”

JPMORGAN CHASE BANK, N.A., As the Agent, a Lender and LC Issuer

By:	/s/ Charles Kingswell-Smith

Name: Charles Kingswell-Smith Title: Vice President

GUARANTY BANK, FSB, As a Lender

By:	/s/ Brian J. Petet

Name: Brian J. Petet Title: Assistant Vice President

CALYON NEW YORK BRANCH, As a Lender

By:	/s/ Olivier Audemard

Name: Olivier Audemard
Title: Managing Director

By:	/s/ Philippe Soustra

Name: Philippe Soustra
Title: Executive Vice President